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                                                                    EXHIBIT 99.1


[IASIS LOGO]








INVESTOR CONTACT:                               NEWS MEDIA CONTACT:
John K. Crawford                                Eve Hutcherson
Chief Financial Officer                         Director, Public Relations
615-844-2747                                    615-467-1221



             IASIS HEALTHCARE TO BROADCAST ITS FIRST FISCAL QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET


FRANKLIN, TENN. (JANUARY 29, 2001) - IASIS Healthcare Corporation, a leading owner and operator of acute care hospitals, today announced that it will provide an online Web simulcast of its first fiscal quarter conference call on Thursday, February 1, 2001. The Company will release its results for the first quarter ended December 31, 2000, before the market opens on February 1.

The live broadcast of IASIS Healthcare Corporation's conference call will begin at 11 a.m. Eastern Time on February 1, 2001. The link to this event can be found at the Company's website: www.iasishealthcare.com.

An online replay will be available two hours after the call ends and will continue through the close of business on March 1, 2001. The online replay can also be found on the Company's website.

IASIS Healthcare, located in Franklin, Tenn., is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians, working with local managed care plans, and recruiting experienced local management. Currently, IASIS Healthcare owns or leases 15 hospitals with a total of 2,194 operating beds. These hospitals are located in four regions: Salt Lake City, Utah; Phoenix, Ariz.; Tampa-St. Petersburg, Fla.; and three cities in the state of Texas, including San Antonio. IASIS Healthcare also operates five ambulatory surgery centers and a Medicaid-managed health plan that serves over 43,000 members in Arizona.



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